Exhibit 99.1

For Immediate Release:	Contact:	Kieran Caterina or Diane M. LaPointe
SVPs and Co-Chief Accounting Officers
(914) 921-5149 or 7763

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports First Quarter 2017 Results

-	AUM of $41.4 billion, up 6.8% year over year
-	Pretax profits of $40.1 million
-	First Quarter Earnings of $0.82 per diluted share

Rye, New York, May 3, 2017 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported financial results for the first quarter including revenues of $85.9 million, net income of $24.8 million and earnings of $0.82 per diluted share.

Financial Highlights
	First Quarter
($'s in 000's except AUM and per share data)	2017		2016

AUM - end of period (in millions)	$41,369		$38,721
AUM - average (in millions)	40,632		37,542

Revenues	85,917		81,385

Income before income taxes	40,120		42,127
Effective tax rate		38.1%		38.2%

Net income	24,820		26,025

Net income per fully diluted share	$0.82		$0.88

Weighted average diluted shares outstanding	31,160		29,684

Shares outstanding at March 31	29,334		29,790

Assets Under Management

					% Change From
	March 31,		December 31,	March 31,	December 31,	March 31,
	2017		2016	2016	2016	2016
Equities:
Open-end Funds	$13,708		$13,462	$13,807	1.8%	-0.7%
Closed-end Funds	7,315		7,150	6,663	2.3	9.8
Institutional & PWM - direct	13,492		13,441	13,280	0.4	1.6
Institutional & PWM - sub-advisory	5,019	(a)	3,783	3,427	32.7	46.5
SICAV	49		50	38	(2.0)	28.9
Total Equities	39,583		37,886	37,215	4.5	6.4
Fixed Income:
Money-Market Fund	1,752		1,767	1,474	(0.8)	18.9
Institutional & PWM	34		31	32	9.7	6.3
Total Fixed Income	1,786		1,798	1,506	(0.7)	18.6
Total Assets Under Management	$41,369		$39,684	$38,721	4.2	6.8
Institutional & PWM - direct includes $292 million, $290 million and $271 million of Money Market Fund AUM at March 31, 2017,
December 31, 2016 and March 31, 2016, respectively.
(a) Added two sub-advisory entities as of February 27, 2017.

Average AUM were $40.6 billion for the first quarter of 2017 versus $39.3 billion for the fourth quarter of 2016 and $37.5 billion for the first quarter of 2016.

Our first quarter 2017 AUM increased 4.2% to $41.4 from the $39.7 billion at December 31, 2016.  Market appreciation of $1.7 billion and net inflows of $0.1 billion were offset by distributions of $0.1 billion.  The sharp increase in Institutional & PWM – sub-advisory is largely attributable to the inclusion of the $1.2 billion from the Teton Westwood Mighty MitesSM and Teton Westwood Convertible Securities Funds following our selection (and election) as sub-advisor on February 27, 2017.

Revenues

-
Total revenues for the first quarter of 2017 were $85.9 million, compared with $81.4 million in the prior year, reflecting an increase of $4.2 million in investment advisory fees based on a higher level of assets and an increase of $0.3 million in distribution fees and other income.

-
Investment advisory fees were $75.0 million in the first quarter of 2017 versus $70.8 million in the first quarter of 2016.  Revenues from our open-end and closed-end funds tracked our average AUM in the funds and were $47.9 million in the first quarter of 2017, an increase from the $44.4 million in the year ago quarter.  Institutional and Private Wealth Management accounted for $26.2 million of the revenues in 2017 versus $25.9 million in 2016.  SICAV revenues increased to $0.9 million in 2017 from $0.5 million in 2016.

-	Distribution fees from our open-end equity funds and other income were $10.9 million for the first quarter 2017, up from the $10.5 million in the prior year quarter.

Operating Income – First Quarter – Operating margin 49.4% vs. 55.2%

Operating income, which is net of management fee expense was $42.4 million in the first quarter of 2017 versus $44.9 million in the prior year period.

As previously reported, the Company has entered into two Restricted Stock Unit (“RSU”) agreements with our Chief Executive Officer, such that all of his compensation for 2016 (“2016 RSU”) and his compensation for the first half of 2017 (“2017 RSU”) is deferred rather than paid in cash.  The 2016 RSU vests over four years, and the 2017 RSU vests over eighteen months.

The RSU agreements impact earnings as they vest.  As a result, the compensation expense that would have been expensed fully in 2016 had it been paid in cash when earned is instead being amortized over four years in accordance with the vesting.  Similarly, the compensation that would have been expensed fully in the first half of 2017 had it been paid in cash when earned will instead be amortized over the eighteen month vesting period.

These two RSU agreements impacted our reported operating income as follows:  the RSU agreements increased operating income by $8.1 million and $12.6 million in the first quarter of 2017 and 2016, respectively.

After adjusting for removal of these items in the 2017 and 2016 periods, operating income was $34.3 million and $32.3 million in the first quarter of 2017 and 2016, respectively.  Operating margin after these adjustments increased to 39.9% versus 39.7% in the prior year period.

Operating income before management fee was $44.6 million in the first quarter 2017 versus $46.0 million in the first quarter 2016.  Operating margin before management fee was 51.9% versus 56.5% in the first quarter of 2016.

See Notes to Non-GAAP measures on page 8 for further information.  Further information regarding Non-GAAP measures is provided in Notes on Non-GAAP Financial Measures and Table III included elsewhere herein.

Other expense

We recognized $2.3 million in net other expenses in the 2017 quarter versus net other expenses of $2.8 million in the first quarter of 2016.  Interest expense decreased by $0.6 million year over year as debt declined from $294.2 million at March 31, 2016 to $224.2 million at March 31, 2017.  Investment income for 2017 was $0.5 million vs. $0.6 million in 2016.

Income Taxes

The Company’s effective tax rate (“ETR”) for the quarter ended March 31, 2017 was 38.1% versus 38.2% for the quarter ended March 31, 2016.

Deferred compensation

To enhance our liquidity and provide greater financial flexibility GAMCO entered into two deferred compensation agreements with its Chief Executive Officer which had a material impact on our GAAP financial statements.  Under GAAP, the total compensation expense is amortized over the vesting periods, which for the 2016 RSU is four years and for the 2017 RSU is eighteen months.  As a result, for the 2016 RSU for GAAP, we recognized only 25% of the 2016 RSU expense in 2016 with the remaining 75% to be amortized as expense over 2017, 2018 and 2019.

For the 2017 RSU, the GAAP expense for the first quarter of 2017 is only 33% of the total 2017 RSU expense with the remainder to be amortized as expense over the next fifteen months.

The following table further illustrates the effect that the GAAP accounting for the compensation deferral has had to date and will continue to have on our results for 2017 through 2019. Please see the note regarding forward-looking information on page 13 of this release.

Effect on compensation and management fee expense of recording RSU on a GAAP basis:

			Full Year
	Q1 2016	Q1 2017	2016	2017	2018	2019

2016 RSU agreement	(12,611)	3,279	(53,516)	12,842	17,123	17,123
2017 RSU agreement	-	(11,405)	-	(11,405)	11,405	-

On an economic basis, there was $18.6 million of compensation subject to the 2017 RSU deferred compensation agreement for the first quarter of 2017.  Of this amount, only $6.2 million was recorded under GAAP, with the remaining $12.4 million to be expensed over the vesting period.

Conversely, on an economic basis, the 2016 RSU agreement had the impact of decreasing expense in the first quarter of 2016 by $12.6 million while increasing expense in the first quarter of 2017 by $3.5 million.

In addition, in accordance with the deferred compensation agreement, we note that our liability will fluctuate with the price of the GBL stock, with a floor set at the actual compensation expense amount otherwise payable.  We recorded a $1.2 million reduction to the deferred compensation liability at March 31, 2017.

Impact on Balance Sheet from the RSUs

The balance sheet is also impacted; the compensation payable at March 31, 2017 is not reflective of the full amount of the 2016 or 2017 deferred compensation that will be due once the RSUs are fully vested.  At March 31, 2017, the amount of unrecognized compensation, which is not reflected on our balance sheet, was $59.4 million.

The following tables show a reconciliation of our results for the first quarters of 2017 and 2016 and our balance sheet at March 31, 2017 between the GAAP basis and the non-GAAP adjusted basis of the deferred compensation (the RSU grants) described above.  We believe this adjusted measure, which removes the impact of the deferred compensation agreements, may be helpful in evaluating the ongoing operating results and increases the comparability of the results with prior periods.

Deferred Compensation Table I:

	For the three months ended March 31, 2017
		Impact of	Impact of
		2017 RSU	2016 RSU
	Reported	Deferred	Deferred
	GAAP	Compensation	Compensation	Non-GAAP

Total revenues	$85,917	$-	$-	$85,917

Compensation costs	25,278	9,540	(2,499)	32,319
Distribution costs	10,913	-	-	10,913
Other operating expenses	5,119	-	-	5,119
Total expenses	41,310	9,540	(2,499)	48,351

Operating income before management fee	44,607	(9,540)	2,499	37,566

Other expense, net	(2,323)	-	-	(2,323)

Income before management fee and income taxes	42,284	(9,540)	2,499	35,243
Management fee expense	2,164	1,865	(780)	3,249
Income before income taxes	40,120	(11,405)	3,279	31,994
Income tax expense	15,300	(4,349)	1,250	12,201
Net income attributable to GAMCO Investors, Inc.	$24,820	$(7,056)	$2,029	$19,793

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.86	$(0.24)	$0.07	$0.68
Diluted	$0.82	$(0.23)	$0.07	$0.66

Deferred Compensation Table II:

	For the three months ended March 31, 2016
		Impact of
		2016 RSU
	Reported	Deferred
	GAAP	Compensation	Non-GAAP

Total revenues	$81,385	$-	$81,385

Compensation costs	20,274	10,412	30,686
Distribution costs	10,717	-	10,717
Other operating expenses	4,372	-	4,372
Total expenses	35,363	10,412	45,775

Operating income before management fee	46,022	(10,412)	35,610

Other expense, net	(2,815)	-	(2,815)

Income before management fee and income taxes	43,207	(10,412)	32,795
Management fee expense	1,080	2,199	3,279
Income before income taxes	42,127	(12,611)	29,516
Income tax expense	16,102	(4,820)	11,282
Net income attributable to GAMCO Investors, Inc.	$26,025	$(7,791)	$18,234

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.89	$(0.27)	$0.62
Diluted	$0.88	$(0.26)	$0.61

Deferred Compensation Table III:

	March 31, 2017
		Impact of
		2016 & 2017 RSU
	Reported	Deferred
	GAAP	Compensation	Non-GAAP

ASSETS

Cash and cash equivalents	$88,230	$-	$88,230
Investments	33,190	-	33,190
Receivable from brokers	523	-	523
Other receivables	36,554	-	36,554
Income tax receivable	12,829	22,293	35,122
Other assets	11,196	-	11,196
Total assets	$182,522	$22,293	$204,815

LIABILITIES AND EQUITY

Compensation payable	$42,295	$59,447	$101,742
Accrued expenses and other liabilities	64,317	-	64,317
Sub-total	106,612	59,447	166,059

5.875% Senior notes (due June 1, 2021)	24,126	-	24,126
4.5% Convertible note (due August 15, 2021)	109,844	-	109,844
4% PIK note (due November 30, 2020)	90,000	-	90,000
Total debt	$223,970	-	$223,970
Total liabilities	330,582	59,447	390,029

GAMCO Investors, Inc.'s stockholders' deficit	(148,060)	(37,154)	(185,214)

Total liabilities and equity	$182,522	$22,293	$204,815

Business and Investment Highlights

-
On February 14, 2017, the Company launched the Gabelli Food of all NationsTM, its second actively managed, non-transparent exchange traded managed fund (“ETMF”).  The fund will invest primarily in domestic and foreign companies in the food and beverage industry, which is a consolidating sector that includes many strong cash generators with pricing power.  The fund will capitalize on a segment where we have accumulated and compounded knowledge.  Consumer companies have long been a core competency at GAMCO.

-
During the first quarter of 2017, the shareholders of the TETON Westwood Mighty MitesSM Fund and the TETON Convertible Securities Fund voted to approve Gabelli Funds, LLC as the sub-advisor.  These assets are now included in the Institutional & PWM – sub-advisory segment of our AUM.

-	Net debt was reduced from $194.1 million at December 31, 2016 to $135.7 million at March 31, 2017.

Balance Sheet

We ended the quarter with cash of $88.2 million and investments of $33.2 million and gross debt of $224 million (excluding RSU payable).  We have $500 million available on our universal shelf registration.  Together with earnings from operations, the shelf provides us with flexibility to do acquisitions, lift-outs, seed new investment strategies, and co-invest, as well as to fund shareholder compensation, including share repurchases and dividends.

Shareholder Compensation

During the quarter ended March 31, 2017, we returned $4.4 million of our earnings to shareholders through dividends and stock repurchases.  We repurchased 125,410 shares at an average price of $30.25 per share for a total investment of $3.8 million and distributed $0.6 million in dividends.  Since our IPO, in February 1999, we have returned $1.9 billion in total to shareholders comprised of $1.0 billion of spin-offs, $489.2 million in the form of dividends and $442.6 million through stock buybacks of 10,026,750 shares.

On May 3, 2017, GAMCO’s Board of Directors declared a regular quarterly dividend of $0.02 per share payable on July 11, 2017 to its Class A and Class B shareholders of record on June 27, 2017.

About GAMCO Investors, Inc.

GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.) and open-end funds and closed-end funds (Gabelli Funds, LLC).

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table III.

B.
Adjusted operating income and adjusted operating income before management fee expense are used by management to evaluate its ongoing business operations.  We believe these adjusted measures, which remove these items, are useful in evaluating the ongoing operating results of the Company as the nature of these items reduces the comparability of the results with prior periods and is not indicative of results for future periods.

		1st Quarter
		2017	2016
Operating income before management fee		$44,607	$46,022
Adjustments:
Add back:	Variable compensation expense from prior year RSU	2,499	-
Deduct:	Variable compensation expense from current year RSU	(9,540)	(10,412)
Adjusted operating income before management fee		37,566	35,610
Adjusted operating margin before management fee		43.7%	43.8%

		1st Quarter
		2017	2016
Operating income		$42,443	$44,942
Adjustments:
Add back:	Variable compensation expense from prior year RSU	3,279	-
Deduct:	Variable compensation expense from current year RSU	(11,405)	(12,611)
Adjusted operating income		34,317	32,331
Adjusted operating margin		39.9%	39.7%

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 1st Quarter 2017
					Fund
		Market			distributions,
	December 31,	appreciation/	Net cash		net of	March 31,
	2016	(depreciation)	flows		reinvestments	2017
Equities:
Open-end Funds	$13,462	$622	$(365)		$(11)	$13,708
Closed-end Funds	7,150	291	(4)		(122)	7,315
Institutional & PWM - direct	13,441	676	(625)		-	13,492
Institutional & PWM - sub-advisory	3,783	74	1,162	(a)	-	5,019
SICAV	50	2	(3)		-	49
Total Equities	37,886	1,665	165		(133)	39,583
Fixed Income:
Money-Market Fund	1,767	1	(16)		-	1,752
Institutional & PWM	31	-	3		-	34
Total Fixed Income	1,798	1	(13)		-	1,786
Total Assets Under Management	$39,684	$1,666	$152		$(133)	$41,369

(a) Includes $1.2 billion from being approved as the sub-advisor on two sub-advisory entities as of February 27, 2017.

Table II

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended
	March 31,
	2017	2016

Investment advisory and incentive fees	$74,989	$70,848
Distribution fees and other income	10,928	10,537
Total revenues	85,917	81,385

Compensation costs	25,278	20,274
Distribution costs	10,913	10,717
Other operating expenses	5,119	4,372
Total expenses	41,310	35,363

Operating income before management fee	44,607	46,022

Investment income	509	591
Interest expense	(2,832)	(3,406)
Other expense, net	(2,323)	(2,815)

Income before management fee and income taxes	42,284	43,207
Management fee expense	2,164	1,080
Income before income taxes	40,120	42,127
Income tax expense	15,300	16,102
Net income attributable to GAMCO Investors, Inc.	$24,820	$26,025

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.86	$0.89

Diluted	$0.82	$0.88

Weighted average shares outstanding:
Basic	28,970	29,247

Diluted	31,160	29,684

Actual shares outstanding (a)	29,334	29,790

Notes:
(a) Includes 420,240 and 553,100 of RSAs, respectively.

See GAAP to non-GAAP reconciliation on page 11.

Table III
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2017	2016
	1st	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter	Quarter	Full Year
Income Statement Data:

Revenues	$85,917	$81,385	$83,944	$87,721	$99,950	$353,000

Expenses	41,310	35,363	36,064	38,482	44,777	154,686

Operating income before
management fee	44,607	46,022	47,880	49,239	55,173	198,314

Investment income	509	591	605	426	1,483	3,105
Interest expense	(2,832)	(3,406)	(3,168)	(3,155)	(2,945)	(12,674)
Other expense, net	(2,323)	(2,815)	(2,563)	(2,729)	(1,462)	(9,569)

Income before management
fee and income taxes	42,284	43,207	45,317	46,510	53,711	188,745
Management fee expense	2,164	1,080	1,133	1,163	3,142	6,518
Income before income taxes	40,120	42,127	44,184	45,347	50,569	182,227
Income tax expense	15,300	16,102	16,641	14,486	17,877	65,106
Net income attributable to
GAMCO Investors, Inc.	$24,820	$26,025	$27,543	$30,861	$32,692	$117,121

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.86	$0.89	$0.94	$1.06	$1.12	$4.01

Diluted	$0.82	$0.88	$0.93	$1.03	$1.07	$3.92

Weighted average shares outstanding:
Basic	28,970	29,247	29,234	29,185	29,062	29,182

Diluted	31,160	29,684	29,522	30,406	31,241	30,170

Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	44,607	46,022	47,880	49,239	55,173	198,314
Deduct: management fee expense	2,164	1,080	1,133	1,163	3,142	6,518
Operating income	$42,443	$44,942	$46,747	$48,076	$52,031	$191,796

Operating margin before
management fee	51.9%	56.5%	57.0%	56.1%	55.2%	56.2%
Operating margin after
management fee	49.4%	55.2%	55.7%	54.8%	52.1%	54.3%

Table IV
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2017	2016	2016

ASSETS

Cash and cash equivalents	$88,230	$39,812	$28,045
Investments	33,190	37,285	36,422
Receivable from brokers	523	453	1,135
Other receivables	36,554	50,756	35,961
Income tax receivable	12,829	9,349	2,452
Other assets	11,196	11,574	11,910

Total assets	$182,522	$149,229	$115,925

LIABILITIES AND EQUITY

Payable to brokers	$10,022	$66	$-
Income taxes payable and deferred tax liabilities	19,787	3,815	12,198
Compensation payable	42,295	42,384	19,218
Accrued expenses and other liabilities	34,508	35,656	38,609
Sub-total	106,612	81,921	70,025

5.875% Senior notes (due June 1, 2021)	24,126	24,120	24,103
4.5% Convertible note (due August 15, 2021)	109,844	109,835	-
4% PIK note (due November 30, 2020)	90,000	100,000	250,000
Loan from GGCP (due December 28, 2016)	-	-	20,000
Total debt	223,970	233,955	294,103
Total liabilities	330,582	315,876	364,128

GAMCO Investors, Inc.'s stockholders' deficit	(148,060)	(166,647)	(248,203)

Total liabilities and equity	$182,522	$149,229	$115,925

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.